SecureAlert, Inc. Completes Acquisition
of Court Programs, Inc. and Continues
Recapitalization

SANDY, UT-- (Marketwire – April 12, 2010) – SecureAlert, Inc. (OTCBB: SCRA) announced today the completion of its acquisition of Court Programs, Inc (CPI).  SecureAlert originally purchased 51% of Court Programs, Inc. on December 1, 2007, and received at that time an option to purchase the remaining 49%.  Fully executed on April 6, 2010 and effective on March 31, 2010, SecureAlert exercised its option to purchase the remaining 49% of CPI.

CPI has over 25 years of expertise focused on case management and offender monitoring services.  Their programs include: Youth Court, School Attendance, Pre-Trial Release, Pre-Trial Diversion, Reporting Probation, Day Reporting Center, House Arrest, Alcohol Abuse Monitoring, Defensive Driving School and Drug Testing.  CPI has 22 offices located throughout Mississippi and Florida.

SecureAlert also announced that it has raised a total of $9,440,000 in cash, and has converted a total of $16,681,384 in debt and accrued interest, through the issuance of its Series D Preferred stock.  This is an update to the $6,100,000 equity raise and $15,723,204 debt conversion announced on January 14, 2010.   The terms and conditions of this incremental recapitalization are consistent with the previous transactions announced in January 2010.

John Hastings, President and Chief Operating Officer of SecureAlert, Inc., stated, "We are excited about the further integration between SecureAlert and Court Programs, bringing them together under one portfolio expands our offender management services and offerings capabilities.”  Mr. Hastings added, “We expect the acquisition will improve our bottom line once we have maximized the efficiencies between the two companies.  Importantly, the acquisition gives us the full array of Court Program’s products and services, which we can now capitalize on.  The ongoing synergies between the two companies will be a core driver of enhanced financial performance going forward.”  Mr. Hastings concluded, “The continued incremental recapitalization provides us with the opportunities to expand our business both through organic growth and acquisitions, as we strive to be the market leader of offender monitoring.”

About SecureAlert, Inc.
SecureAlert (website at www.securealert.com) is a leading edge, patented monitoring, case management and advanced communications Technology Company with a portfolio of services widely utilized by more than 625 law enforcement agencies, judicial districts and county jurisdictions across 35 states.  Approximately 15,000 offenders are supported, managed and supervised monthly through the company’s programs, services and electronic monitoring initiatives.  Through its SecureAlert Monitoring, Inc. subsidiary, SecureAlert observes and tracks offenders wherever they may be -- in their car, home or office. SecureAlert offers the only single-piece device which incorporates GPS tracking technology, 90 decibel alarm with 3-way voice, text and data communications, all of which interacts with real time intervention monitoring services, unrivaled in the industry. The SecureAlert programs allow probationers and paroled offenders to re-enter society by holding them accountable 24 hours a day, every day, supporting rehabilitation initiatives and providing for enhanced public safety, while reducing the overall burdens and costs carried by the criminal justice and corrections systems.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including future growth and earnings opportunities of the Company. Examples of forward-looking statements in this release include references to the results of operations during future periods, the success of implementing future phases of the company's business plan, and the launch of new products. Actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including the Company's ability to retain and to promptly satisfy current backorders and other economic, competitive, governmental, technological, regulatory, manufacturing and marketing risks associated with the Company's business and financial plans. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's most recent filings with the Securities and Exchange Commission.

SecureAlert, TrackerPAL™ and the Offender Monitoring Center are trademarks of SecureAlert.

To learn more about SecureAlert, Inc., please visit www.securealert.com or contact Jeff Peterson (Investor Relations) at (801) 432-5615 or email ir@securealert.com